UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  December 24, 2008

MAC-GRAY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13495	04-3361982
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

404 Wyman Street, Suite 400 Waltham, Massachusetts		02451
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (781) 487-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement

Mac-Gray Corporation (the “Company”) is a party to that certain Senior Unsecured Credit Agreement (the “Agreement”), dated as of April 1, 2008, among the Company, Mac-Gray Services, Inc., Intirion Corporation, the lenders party thereto, Bank of America, N.A., as Administrative Agent and Collateral Agent, and Banc of America Securities LLC, as Sale Lead Arranger and Sole Book Manager.  The Agreement provides for an unsecured line of credit in the amount of $15 million and the Company has never borrowed any amounts under such line.  On December 24, 2008, the Company provided notice to the Administrative Agent of the Company’s election to permanently reduce the line of credit under the Agreement to zero, thereby terminating the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Michael J. Shea

Date: December 31, 2008	By:	/s/ Michael J. Shea
Executive Vice President and
Chief Financial Officer